EXHIBIT 10.1
669 River Drive, Center 2
Elmwood Park, NJ 07407
201-703-3400 phone
201-703-3443 fax
www.emdeon.com
February 2, 2007
WebMD Health Corp.
111 Eighth Avenue
New York, NY 10011
Attn: Anthony Vuolo, Executive Vice President
and Chief Financial Officer
Re: Amended and Restated Tax Sharing Agreement, dated as of September 23, 2005 and amended and restated on February 15, 2006, by and between Emdeon Corporation (“Emdeon”) and WebMD Health Corp (“WebMD”)
Ladies and Gentlemen:
     This letter sets forth the terms upon which Emdeon and WebMD have agreed that Emdeon will make a payment of an estimate of the amount required to be paid by Emdeon (the “Required Payment”), with respect to the two sale transactions involving Emdeon Business Services and Emdeon Practice Services in 2006, under Section 2(d)(iv) of the Amended and Restated Tax Sharing Agreement referred to above.
     Emdeon and WebMD hereby agree that $140 million (the “Estimated Amount”) represents a reasonable estimate of the Required Payment. Emdeon agrees that it shall pay the Estimated Amount to WebMD as soon as reasonably practicable after the date of this letter.
     Emdeon and WebMD agree that, when the actual amount of the Required Payment (the “Actual Amount”) has been determined pursuant to the provisions of the above referenced Amended and Restated Tax Sharing Agreement, then: (a) if the Actual Amount is greater than the Estimated Amount, Emdeon will pay to WebMD an amount equal to the excess of the Actual Amount over the Estimated Amount; and (b) if the Actual Amount is less than the Estimated Amount, WebMD will make a payment to Emdeon equal to the excess of the Estimated Amount over the Actual Amount.
     This letter may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This letter is not intended to modify any of the provisions of the above referenced Amended and Restated Tax Sharing Agreement.

WebMD Health Corp.
February 2, 2007

     If you are in agreement with the foregoing, please sign and return one copy of this letter, which will constitute our mutual agreement with respect to the subject of this letter.

Sincerely,

EMDEON CORPORATION

By	/s/ Mark Funston

Mark Funston
Executive Vice President -
Chief Financial Officer
Accepted and Agreed to as of
the date first written above
WEBMD HEALTH CORP.

By	/s/ Anthony Vuolo

Anthony Vuolo
Executive Vice President –
Chief Financial Officer